Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Conor McCarthy, Chief Financial Officer of Ideanomics, Inc. (the “Company”), DOES HEREBY CERTIFY that:
1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
IN WITNESS WHEREOF, the undersigned has executed this statement this November 22, 2021.

By:	/s/ Conor McCarthy
Name:	Conor McCarthy
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

The foregoing certification is being furnished to the SEC pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.